Filed pursuant to Rule 424(B)(2)
File No. 333-286482

PROSPECTUS SUPPLEMENT
(to Prospectus dated November 12, 2025)

NXG Cushing® Midstream Energy Fund

Up to 1,500,000 Common Shares

Investment Objective. NXG Cushing® Midstream Energy Fund (the “Fund”) is a non-diversified, closed-end management investment company. The Fund’s investment objective is to obtain a high after-tax total return from a combination of capital appreciation and current income. There can be no assurance that the Fund will achieve its investment objective.

Investment Adviser. The Fund is managed by Cushing® Asset Management, LP d/b/a NXG Investment Management (the “Investment Adviser”).

The Offering. The Fund has entered into a Distribution Agreement, dated July 10, 2026 (the “Distribution Agreement”), with Foreside Fund Services, LLC (the “Distributor”), pursuant to which the Fund may offer and sell up to 1,500,000 common shares of beneficial interest of the Fund, par value $0.001 per share (“Common Shares”), from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The minimum price on any day at which Common Shares may be sold will not be less than the then current net asset value (“NAV”) per Common Share plus the per Common Share amount of the commission to be paid to the Distributor (the “Minimum Price”). The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated July 10, 2026 (the “Sub-Placement Agent Agreement”), with UBS Securities LLC (the “Sub-Placement Agent”) relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. The Investment Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the Distribution Agreement or make additional supplemental payments to ensure that the sales price per Common Share in connection with all of the offerings made hereunder will not be less than the Fund’s current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by the Fund.

NYSE Listing. The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRV.” As of July 2, 2026, the net asset value of the Fund’s Common Shares was $47.02 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $49.00 per Common Share, representing a premium to net asset value of 4.21%.

Investing in the Fund’s Common Shares involves certain risks, including the possible loss of the entire principal amount that you invest. The Fund utilizes leverage, which is subject to numerous risks. See “Risks” on page S-9 of this Prospectus Supplement and on page 13 of the accompanying Prospectus and “Additional Information (Unaudited)—Risks” in the Fund’s most recent Annual Report on Form N-CSR and in any of the Fund’s other filings with the Securities and Exchange Commission (“SEC”) incorporated herein by reference. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase the Fund’s Common Shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement and the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus Supplement is dated July 10, 2026.

ii

Investment Strategy. The Fund seeks to achieve its investment objective by investing, under normal conditions, at least 80% of its Managed Assets (as defined in the accompanying Prospectus) in a portfolio of midstream energy investments (the “80% policy”). For purposes of the Fund’s 80% policy, the Fund considers midstream energy investments to be investments that offer economic exposure to securities of midstream energy companies, which are companies that provide midstream energy services, including the gathering, transporting, processing, fractionation, storing, refining and distribution of natural resources, such as natural gas, natural gas liquids, crude oil refined petroleum products, biofuels, carbon sequestration, solar, and wind. The Fund considers a company to be a midstream energy company if at least 50% of its assets, income, sales or profits are committed to or derived from midstream energy services.

The Fund has previously qualified, and intends to continue to qualify, to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund pursues its investment objective by generally investing in master limited partnerships (“MLPs”) up to the maximum extent permitted of a RIC under the Code. Accordingly, the Fund will, as of the end of each fiscal quarter, invest no more than 25% of Managed Assets in securities of MLPs and other entities that are “qualified publicly traded partnerships” under the Code.

The Fund invests in equity and debt securities of midstream energy companies, and invests in U.S. and non-U.S. securities and in issuers of any market capitalization size.

As an alternative to holding investments directly, the Fund may obtain investment exposure through derivatives transactions intended to replicate, modify or replace the economic attributes associated with investment in securities in which the Fund is permitted to invest directly. To the extent that the Fund invests in synthetic investments with economic characteristics similar to investments in midstream energy companies, the market value (or, if market value is unavailable, the fair value) of such investments will be counted for purposes of the Fund’s policy of investing at least 80% of its Managed Assets in a portfolio of midstream energy investments. For a discussion of derivative instruments in which the Fund may invest, see “Additional Information (Unaudited)—Additional Investment Practices—Strategic Transactions” in the Fund’s most recent Annual Report to shareholders.

The Fund invests, without limitation, in debt securities rated, at the time of investment, at least (i) B3 by Moody’s Investors Service, Inc. (“Moody’s”), (ii) B- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”), or (iii) a comparable rating by another rating agency, and invests no more than 5% of its Managed Assets in debt securities rated below B3 by Moody’s, B- by S&P or Fitch or a comparable rating by another rating agency. Therefore, the Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. Debt securities in which the Fund invests may be of any maturity.

You should read this Prospectus Supplement and the accompanying Prospectus, and the documents incorporated herein or therein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated November 12, 2025 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement.

You may request a free copy of the Statement of Additional Information or request other information about the Fund (including the Fund’s annual and semi-annual reports) or make shareholder inquiries by calling (214) 692-6334 or by writing the Fund, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at www.nxgim.com.

iii

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

iv

v

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of the offering of the Common Shares. The second part is the accompanying Prospectus, which contains more general information about the securities that the Fund may offer from time to time, some of which may not apply to this offering of Common Shares. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus, you should rely on this Prospectus Supplement. You should carefully read this Prospectus Supplement and the accompanying Prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

This Prospectus Supplement and the accompanying Prospectus and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference forward-looking statements, within the meaning of the federal securities laws, that involve risks and uncertainties. These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus Supplement and the accompanying Prospectus, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward-looking statements, although some forward-looking statements may be expressed differently. By their nature, all forward looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by any forward looking statements. Although the Fund believes that the expectations expressed in these forward looking statements are reasonable, actual results could differ materially from those projected or assumed in these forward looking statements. The Fund’s future financial condition and results of operations, as well as any forward looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” sections of this Prospectus Supplement, the accompanying Prospectus and the Fund’s most recent Annual Report, which describe certain currently known risk factors that could cause actual results to differ materially from the Fund’s expectations. The Fund urges you to review carefully that section for a more detailed discussion of the risks associated with an investment in the Fund’s securities. All forward looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus are made as of the date of this Prospectus. The Fund does not intend, and undertakes no obligation, to update any forward looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

vi

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the 1940 Act, and in accordance therewith files, or will file, reports and other information with the SEC. Reports, proxy statements and other information filed by the Fund with the SEC pursuant to the informational requirements of the Exchange Act and the 1940 Act can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act, and the 1940 Act (File Nos. 333-286482 and 811-22072). This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein or in the accompanying Prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement and the accompanying Prospectus are delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. You may request such information by calling (214) 692-6334 or by writing to NXG Investment Management at One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of this Prospectus Supplement, the accompanying Prospectus, the SAI and any incorporated information will also be available from the Fund’s website at www.nxgim.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus Supplement or the accompanying Prospectus and should not be considered to be part of this Prospectus Supplement or the accompanying Prospectus.

vii

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated November 12, 2025, filed with the accompanying Prospectus (the “SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended November 30, 2025, filed with the SEC on February 9, 2026 (the “Annual Report”);

●	the Fund’s definitive proxy statement on Schedule 14A for its 2026 annual meeting of shareholders, filed with the SEC on May 12, 2026 (the “Proxy Statement”);

●	the Fund’s Current Report on Form 8-K, filed with the SEC on July 10, 2026; and

●	the Fund’s description of Common Shares contained in its Registration Statement on Form 8-A (File No. 001-33641) filed with the SEC on August 2, 2007.

To obtain copies of these filings, see “Where You Can Find More Information.”

viii

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated November 12, 2025 (the “SAI”), especially the information set forth under the headings “Investment Objective and Policies” and “Risks.”

The Fund	NXG Cushing® Midstream Energy Fund (the “Fund”) is a non-diversified, closed-end management investment company registered under the 1940 Act that commenced investment operations on August 27, 2007. The Fund’s Investment Adviser is Cushing® Asset Management, LP d/b/a NXG Investment Management.

Investment Adviser	The Fund’s investments are managed by its Investment Adviser, whose principal business address is One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206. The Investment Adviser is a wholly-owned investment advisory subsidiary of Swank Capital. The Investment Adviser was founded in 2003 and serves as investment adviser to registered and unregistered funds. As of March 31, 2026, the Investment Adviser managed approximately $1.9 billion in assets.

Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRV.” As of July 2, 2026, the net asset value of the Fund’s Common Shares was $47.02 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $49.00 per Common Share, representing a premium to net asset value of 4.21%.

Distributions

The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.

In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2025, the Fund’s distributions were comprised of approximately 76% ordinary income, 24% long-term capital gains and 0% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares.

S-1

Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.

See “Distributions” in the accompanying Prospectus.

The Offering

The Fund has entered into the Distribution Agreement with Foreside Fund Services, LLC, pursuant to which the Fund may offer and sell up to 1,500,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund along with the Distributor and the Sub-Placement Agent (as defined herein) will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into the Sub-Placement Agent Agreement with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares. The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. The Investment Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the Distribution Agreement or make additional supplemental payments to ensure that the sales price per Common Share in connection with all of the offerings made hereunder will not be less than the Fund’s current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by the Fund.

S-2

Risks	See “Risks” beginning on page S-9 of this Prospectus Supplement and on page 13 of the accompanying Prospectus, and “Additional Information (Unaudited)—Risks” in the Annual Report and in any of the Fund’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.

Use of Proceeds	The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes.
S-3

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of November 30, 2025 (except as noted below) after giving effect to the net proceeds from the issuance of 1,555,870 Common Shares on December 18, 2025, pursuant to the exercise of transferrable rights issued by the Fund on November 17, 2025, and the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus and assuming the Fund incurs the estimated offering expenses. If the Fund issues fewer than all of the Common Shares available for sale pursuant to the Distribution Agreement and the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses
Sales load (as a percentage of offering price)	1.00%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	0.07%(2)
Dividend Reinvestment Plan fees (per transaction sales fee)	$15.00(3)

Annual Expenses	Percentage of Net Assets Attributable to Common Shares(4)
Management fees(5)(6)	1.60%
Interest payments on borrowed funds(7)	1.27%
Other expenses(8)	0.65%
Total annual expenses	3.52%

(1)	Represents the estimated commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the Common Shares at the time of any such sale.

(2)	Assumes offering expenses of $50,000 and the sale of 1,500,000 Common Shares at a sales price per Common Share of $49.00, which represents the last reported sales price of the Common Shares on the NYSE on July 2, 2026. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $49.00 per Common Share, depending on the market price of the Common Shares at the time of any such sale.

(3)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. In addition, participants who request a sale of shares through the Plan Agent are subject to a $15.00 per transaction sales fee and pay a brokerage commission of $0.12 per share sold. The Fund’s transfer agent serves as Plan Agent. Fees paid by the Fund to the transfer agent are included in “Other expenses” below, which are ultimately borne by common shareholders. For additional information, see “Dividend Reinvestment Plan” in the accompanying Prospectus.

(4)	Based upon net assets attributable to Common Shares as of November 30, 2025 after giving effect to the net proceeds from the issuance of 1,555,870 Common Shares on December 18, 2025, pursuant to the exercise of transferrable rights issued by the Fund on November 17, 2025, and the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus and assuming the Fund incurs the estimated offering expenses.

(5)	The Fund pays the Investment Adviser an annual fee, payable monthly, in an amount equal to 1.25% of the Fund’s average weekly Managed Assets (net assets plus any assets attributable to financial leverage). The fee shown above is based upon outstanding financial leverage of 21% of the Fund’s Managed Assets (or 27% of the Fund’s net assets attributable to common shares). If financial leverage of more than 21% of the Fund’s Managed Assets (or 27% of the Fund’s net assets attributable to common shares) is used, the management fees, as a percentage of net assets attributable to common shares, would be higher than as shown above.

(6)	The Investment Adviser has contractually agreed to waive a portion of the management fee in an amount equal to 0.25% of the Fund’s Managed Assets through November 12, 2026. The Fund’s annual expenses after giving effect to such management fee waiver are:
S-4

Annual Expenses	Percentage of Net Assets Attributable to Common Shares(4)
Management fees(5)	1.60%
Interest payments on borrowed funds(7)	1.27%
Other expenses(8)	0.65%
Total annual expenses (before fee waiver)	3.52%
Fee Waiver	(0.32)%
Net annual expense (after fee waiver)	3.19%

(7)	Based upon the Fund’s outstanding borrowings as of November 30, 2025 of approximately $55 million and the interest rate as of November 30, 2025 of 4.62%.

(8)	“Other expenses” are estimated based upon those incurred during the fiscal year ended November 30, 2025. Other expenses do not include expense related to realized or unrealized investment gains or losses. See “Additional Information (Unaudited)—Management of the Fund—Fund Expenses” in the Annual Report.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 3.51%, (2) the sales load of $735,000 and estimated offering expenses of $50,000, and (3) a 5% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$46	$118	$192	$386

*	The example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that the estimated “Other expenses” set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at net asset value.

S-5

CAPITALIZATION

The following table sets forth the Fund’s capitalization at November 30, 2025:

(i)	on a historical basis;

(ii)	on an as adjusted basis to reflect (i) the issuance of an aggregate of 10,896 Common Shares after November 30, 2025, but prior to the date of this Prospectus Supplement pursuant to the Fund’s Automatic Dividend Reinvestment Plan, (ii) the issuance of an aggregate of 1,555,870 Common Shares pursuant to the exercise of rights to subscribe for Common Shares in connection with the Fund’s rights offering that expired on December 11, 2025, and the application of the net proceeds from such issuances of Common Shares less the commissions paid and offering expenses payable by the Fund in connection with such issuances and sales of Common Shares; and

(iii)	on an as further adjusted basis to reflect the assumed sale of 1,500,000 Common Shares at a price of $49.00 per share (the last reported sales price of the Common Shares on the NYSE on July 2, 2026) in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $735,000 (representing an estimated commission paid to the Distributor of 1.00% of the gross proceeds of the sale of Common Shares in this offering) and estimated offering expenses payable by the Fund of $50,000.

	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
Short-Term Debt:
Borrowings	$55,315,000	$71,819,424	$91,739,979
Common Shareholder’s Equity:
Common Shares of beneficial interest, par value $0.001 per share; unlimited shares authorized, 4,667,609 shares issued and outstanding (actual), 6,234,375 shares issued and outstanding (as adjusted), and 7,734,375 shares issued and outstanding (as further adjusted)	4,668	6,234	7,734
Additional paid-in capital	182,038,596	242,284,785	315,001,285
Accumulated net gains	19,878,631	19,878,631	19,878,631
Net assets	201,921,895	262,169,651	334,887,651
S-6

USE OF PROCEEDS

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. Assuming the sale of the 1,500,000 Common Shares available for sale under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Fund from this offering will be approximately $73 million (assuming a price of $49.00 per Common Share, which was the last reported sales price of the Common Shares on the NYSE on July 2, 2026) after deducting the estimated commission and estimated offering expenses. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $49.00 per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts. As a result, the actual net proceeds received by the Fund may be less than the amount of net proceeds estimated in this paragraph.

The Fund intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. Pending such investment, it is anticipated that the proceeds will be invested in U.S. government or high grade, short-term money market instruments, which have returns substantially lower than those the Fund anticipates earning once it has fully invested the proceeds of an offering in accordance with its investment objective. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding Common Shares are, and the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the NYSE. The Common Shares commenced trading on the NYSE on August 27, 2007.

The Common Shares have traded both at a premium and at a discount to the Fund’s NAV per Common Share. Although the Common Shares recently have traded at a premium to NAV, there can be no assurance that this will continue after the offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to NAV. The Fund’s NAV will be reduced immediately following an offering of the Common Shares due to the costs of such offering, which will be borne entirely by the Fund. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available for sale may result in downward pressure on the market price for Common Shares. See “Additional Information (Unaudited)—Risks—Market Discount From Net Asset Value” in the Annual Report, which is incorporated by reference herein.

The following table sets forth, for each of the periods indicated, the high and low closing market prices for the Common Shares on the NYSE, the net asset value per Common Share and the premium or discount to net asset value per Common Share at which the Common Shares were trading.

S-7

	Market Price		Corresponding Net Asset Value Per Common Share		Corresponding Premium/(Discount) as a Percentage of Net Asset Value
Fiscal Quarter Ended	High	Low	High	Low	High	Low
February 28, 2026	$43.85	$38.67	$45.18	$40.14	(2.94) %	(3.66) %
May 31, 2026	$50.80	$42.34	$52.48	$45.45	(3.20) %	(6.84) %

As of July 2, 2026, the net asset value of the Fund’s Common Shares was $47.02 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $49.00 per Common Share, representing a premium to net asset value of 4.21%.

RECENT DEVELOPMENTS

Distributions

The Fund pays monthly distributions to Common Shareholders. Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding borrowings and the asset coverage requirements of the 1940 Act. The distributions the Fund has paid or declared since November 30, 2025 are as follows:

Payment Date	Record Date	Distribution per Common Share
June 30, 2026	June 15, 2026	$0.50
May 29, 2026	May 15, 2026	$0.45
April 30, 2026	April 16, 2026	$0.45
March 31, 2026	March 16, 2026	$0.45
February 27, 2026	February 17, 2026	$0.45
January 30, 2026	January 16, 2026	$0.45
December 31, 2025*	December 29, 2025	$2.14
December 31, 2025	December 2, 2025	$0.45

*	On December 19, 2025, the Fund declared a special distribution of $2.14 per Common Share in order to allow the Fund to meet its 2025 distribution requirements as a regulated investment company for U.S. federal income tax purposes.

Because of the nature of the Fund’s investments and changes in market conditions from time to time, the distributions paid by the Fund for any particular month may be more or less than the amount of net investment income from that monthly period. In certain circumstances, the Fund may elect to retain income or capital gain and pay income or excise tax on such undistributed amount, to the extent that the Board of Trustees, in consultation with Fund management, determines it to be in the best interest of shareholders to do so. Alternatively, all or a portion of a distribution may be a return of capital, which is in effect a partial return of the amount a Common Shareholder invested in the Fund, up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Shareholders who periodically receive the payment of a distribution consisting of a return of capital may be under the impression that they are receiving net income or profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net income or profit.

The Fund may, but is not required to, seek to obtain exemptive relief to permit the Fund to make periodic distributions of long-term capital gains with respect to its Common Shares as frequently as monthly. Such relief, if obtained, would permit the Fund to implement a “managed distribution policy” pursuant to which the Fund would distribute a fixed percentage of the net asset value (or market price if then applicable) of the Common Shares at a particular point in time or a fixed monthly amount, any of which may be adjusted from time to time. It is anticipated that under such a distribution policy, the minimum annual distribution rate with respect to the Common Shares would be independent of the Fund’s performance during any particular period but would be expected to correlate with the Fund’s performance over time.

S-8

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

Outstanding Securities

The following information regarding the Fund’s authorized shares is as of July 2, 2026:

Title of Class	Amount Authorized	Amount Held by Fund for its own Account	Amount Outstanding Exclusive of Amounts held by Fund
Common Shares of Beneficial Interest	Unlimited	None	6,234,375

RISKS

An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. See “Risks” beginning on page 13 of the accompanying Prospectus, and “Risks” in the Fund’s most recent Annual Report on Form N-CSR and in any of the Fund’s other filings with the SEC incorporated herein by reference for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares. See “Where You Can Find More Information.”

S-9

PLAN OF DISTRIBUTION

The Fund has entered into the Distribution Agreement with Foreside Fund Services, LLC, pursuant to which the Fund may offer and sell up to 1,500,000 Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. The minimum price on any day at which Common Shares may be sold will not be less than the Minimum Price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund along with the Distributor and the Sub-Placement Agent will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into the Sub-Placement Agent Agreement with UBS Securities LLC relating to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to the Distributor in connection with the sales.

The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to 0.80% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

The Investment Adviser may, from time to time, in its sole discretion, pay some or all of the commissions payable under the Distribution Agreement or make additional supplemental payments to ensure that the sales price per Common Share in connection with all of the offerings made hereunder will not be less than the Fund’s current NAV per share. Any such payments made by the Investment Adviser will not be subject to reimbursement by the Fund.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made, unless otherwise agreed to in writing by the Fund, the Distributor and the Sub-Placement Agent, in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust or similar arrangement.

In connection with the sale of Common Shares on behalf of the Fund, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Fund has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Fund or by the Distributor, on sixty days’ written notice to the other party.

S-10

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Fund. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates or their respective affiliates.

The principal business address of Foreside Fund Services, LLC is 190 Middle Street, Suite 301, Portland, Maine 04101. The principal business address of UBS Securities LLC is 11 Madison Avenue, New York, New York 10010.

Legal Matters

Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois, as special counsel to the Fund in connection with the Offer.

S-11

BASE PROSPECTUS

$500,000,000

NXG Cushing® Midstream Energy Fund

Common Shares
Subscription Rights for Common Shares

Investment Objective. NXG Cushing® Midstream Energy Fund (the “Fund”) is a non-diversified, closed-end management investment company. The Fund’s investment objective is to obtain a high after-tax total return from a combination of capital appreciation and current income.

Investment Strategy. The Fund seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of Managed Assets (as defined in this Prospectus) in a portfolio of midstream energy investments (the “80% policy”). For purposes of the Fund’s 80% policy, the Fund considers midstream energy investments to be investments that offer economic exposure to securities of midstream energy companies, which are companies that provide midstream energy services, including the gathering, transporting, processing, fractionation, storing, refining and distribution of natural resources, such as natural gas, natural gas liquids, crude oil refined petroleum products, biofuels, carbon sequestration, solar, and wind. The Fund considers a company to be a midstream energy company if at least 50% of its assets, income, sales or profits are committed to or derived from midstream energy services.

(continued on inside front cover)

The Fund has previously qualified, and intends to continue to qualify, to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund pursues its investment objective by generally investing in master limited partnerships (“MLPs”) up to the maximum extent permitted of a RIC under the Code. Accordingly, the Fund will, as of the end of each fiscal quarter, invest no more than 25% of Managed Assets in securities of MLPs and other entities that are “qualified publicly traded partnerships” under the Code.

Investment Adviser. The Fund is managed by Cushing® Asset Management, LP d/b/a NXG Investment Management (the “Investment Adviser”).

Offering. The Fund may offer, from time to time, up to $500,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the Common Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in the Fund’s Securities involves a high degree of risk. See “Risks” on page 13 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated November 12, 2025

(continued from front cover)

Investment Strategy (continued)

The Fund invests in equity and debt securities of U.S. and non-U.S. midstream energy companies of any market capitalization size.

As an alternative to holding investments directly, the Fund may obtain investment exposure through derivatives transactions intended to replicate, modify or replace the economic attributes associated with investment in securities in which the Fund is permitted to invest directly. To the extent that the Fund invests in synthetic investments with economic characteristics similar to investments in midstream energy companies, the market value (or, if market value is unavailable, the fair value) of such investments will be counted for purposes of the Fund’s policy of investing at least 80% of its Managed Assets in a portfolio of midstream energy investments.

The Fund invests, without limitation, in debt securities rated, at the time of investment, at least (i) B3 by Moody’s Investors Service, Inc. (“Moody’s”), (ii) B- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”), or (iii) a comparable rating by another rating agency, and invests no more than 5% of its Managed Assets in debt securities rated below B3 by Moody’s, B- by S&P or Fitch or a comparable rating by another rating agency. Therefore, the Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. Debt securities in which the Fund invests may be of any maturity.

NYSE Listing. The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus, will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRV.” As of October 14, 2025, the net asset value of the Fund’s Common Shares was $42.62 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $44.00 per Common Share, representing a premium to net asset value of 3.24%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.

Leverage. The Fund generally seeks to enhance total return by utilizing leverage. The Fund may utilize leverage through the issuance of commercial paper or notes and other forms of borrowing (“Indebtedness”) or the issuance of preferred shares, in each case to the maximum extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). Under current market conditions, the Fund currently intends to utilize leverage principally through Indebtedness. The amount of Indebtedness outstanding is expected to vary over time, but will not exceed 331⁄3% of the Fund’s Managed Assets (i.e., 50% of its net assets attributable to the Fund’s Common Shares), including the proceeds of such leverage. The costs associated with the issuance and use of leverage will be borne by the holders of the Common Shares. Leverage is a speculative technique and investors should note that there are special risks and costs associated with leverage. There can be no assurance that a leveraging strategy will be successful during any period in which it is employed. As of November 30, 2024, the Fund had outstanding Indebtedness of approximately $48.315 million, which represents 20% of the Fund’s Managed Assets (or approximately 25% of its net assets attributable to the Fund’s Common Shares).

Distributions. The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital. Distributions paid by the Fund for any particular month may be comprised of more or less than the amount of net investment income from that monthly period. As a result, all or a portion of a distribution may be deemed a return of capital (which is in effect a partial return of the amount a Common Shareholder invested in the Fund) up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2024, the Fund’s distributions were comprised of approximately 69% ordinary income, 31% long-term capital gains, and 0% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. Common Shareholders should not assume that the source of a distribution from the Fund is net income or profit, and Common Shareholders who receive distributions that include return of capital should not assume that such return of capital is derived from the Fund’s investments.

Concentration. The Fund’s investments will be concentrated in issuers in the industry or group of industries that make up the natural resources sector, and specifically in midstream energy companies within the natural resources sector.

You should read this Prospectus and the documents incorporated herein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain it for future reference. A Statement of Additional Information, dated November 12, 2025 (“SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the Statement of Additional Information and the Fund’s annual and semi-annual reports by calling toll-free (888) 777-2346 or you may obtain a copy of such reports, the SAI and other information regarding the Fund from the SEC’s website (http://www.sec.gov). Free copies of the Fund’s annual and semi-annual reports are also available from the Fund’s website at www.nxgim.com. Information on, or accessible through, the Fund’s website is not a part of, and is not incorporated into, this Prospectus.

The Fund’s securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus and any related Prospectus Supplement is accurate only as of the date of this Prospectus and any related Prospectus Supplement, regardless of the time of delivery of this Prospectus and any related Prospectus Supplement or of any sale of Securities of the Fund. The Fund’s business, financial condition and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form N-2 that the Fund filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $500,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus and any accompanying Prospectus Supplement is accurate as of any date other than the date of this Prospectus and any accompanying Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the 1940 Act and in accordance therewith files, or will file, reports and other information with the SEC. The SEC maintains a web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling (214) 692-6334 or by writing to NXG Investment Management at One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206, or you may obtain a copy (and other information regarding the Trust) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Fund’s website at www.nxgim.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated November 12, 2025, filed with this Prospectus (the “SAI”);

●	the Fund’s Annual Report for the fiscal year ended November 30, 2024 on Form N-CSR, filed with the SEC on February 10, 2025, as amended by the amendment thereto filed on Form N-CSR/A, filed with the SEC on May 22, 2025 (the “Annual Report”);

●	the Fund’s Semiannual Report for the period ended May 31, 2025, on Form N-CSRS, filed with the SEC on August 8, 2025 (the “Semiannual Report”)

●	the Fund’s definitive proxy statement on Schedule 14A for its 2024 annual meeting of shareholders, filed with the SEC on April 23, 2025 (the “Proxy Statement”); and

●	the Fund’s description of Common Shares contained in its Registration Statement on Form 8-A (File No. 001-33641) filed with the SEC on August 2, 2007.

To obtain copies of these filings, see “Where You Can Find More Information.”

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, any accompanying Prospectus Supplement and the Statement of Additional Information, including documents incorporated by reference herein or therein, (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” These statements describe the Fund’s plans, strategies, and goals and the Fund’s beliefs and assumptions concerning future economic and other conditions and the outlook for the Fund, based on currently available information. In this Prospectus and any accompanying Prospectus Supplement and the Statement of Additional Information, words such as “anticipates,” “believes,” “expects,” “objectives,” “goals,” “future,” “intends,” “seeks,” “will,” “may,” “could,” “should,” and similar expressions, and the negative of such terms, are used in an effort to identify forward looking statements, although some forward looking statements may be expressed differently. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial, petroleum and other markets, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in this Prospectus and to be discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of this Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus are made as of the date of this Prospectus. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement. The Fund is not entitled to the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933.

Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Risks” section of this Prospectus. The Fund urges you to review carefully this section for a more detailed discussion of the risks of an investment in the Fund’s securities.

PROSPECTUS SUMMARY

This is only a summary of information contained elsewhere in this prospectus (the “Prospectus”). This summary does not contain all of the information that you should consider before investing in the Fund’s securities. In particular, you should carefully read the more detailed information contained in this Prospectus and the statement of additional information, dated November 12, 2025 (the “SAI”), especially the information set forth under the heading “Risks.”

The Fund	NXG Cushing® Midstream Energy Fund is a non-diversified, closed-end management investment company registered under the 1940 Act that commenced investment operations on August 27, 2007. The Fund’s Investment Adviser is Cushing® Asset Management, LP d/b/a NXG Investment Management.
The Offering	The Fund may offer, from time to time, up to $500,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and/or subscription rights to purchase Common Shares (“Rights” and together with the Common Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.
The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”
Use of Proceeds	Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Prior to the time the proceeds of each offering are fully invested, such proceeds may temporarily be invested in cash, cash equivalents, or in debt securities that are rated AA or higher. Income received by the Fund from such temporary investments would likely be less than returns sought pursuant to the Fund’s investment objective and policies. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to holders of Common Shares (“Common Shareholders”).

Investment Objective	The Fund’s investment objective is to obtain a high after-tax total return from a combination of capital appreciation and current income. There can be no assurance that the Fund’s investment objective will be achieved.
Principal Investment Policies	The Fund seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of Managed Assets (as defined in this Prospectus) in a portfolio of midstream energy investments (the “80% policy”). For purposes of the Fund’s 80% policy, the Fund considers midstream energy investments to be investments that offer economic exposure to securities of midstream energy companies, which are companies that provide midstream energy services, including the gathering, transporting, processing, fractionation, storing, refining and distribution of natural resources, such as natural gas, natural gas liquids, crude oil refined petroleum products, biofuels, carbon sequestration, solar, and wind. The Fund considers a company to be a midstream energy company if at least 50% of its assets, income, sales or profits are committed to or derived from midstream energy services.
The Fund invests in equity and debt securities of midstream energy companies, and invests in U.S. and non-U.S. securities and in issuers of any market capitalization size.
As an alternative to holding investments directly, the Fund may obtain investment exposure through derivatives transactions intended to replicate, modify or replace the economic attributes associated with investment in securities in which the Fund is permitted to invest directly. To the extent that the Fund invests in synthetic investments with economic characteristics similar to investments in midstream energy companies, the market value (or, if market value is unavailable, the fair value) of such investments will be counted for purposes of the Fund’s policy of investing at least 80% of its Managed Assets in a portfolio of midstream energy investments.
The Fund has previously qualified, and intends to continue to qualify, to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). The Fund pursues its investment objective by generally investing in MLPs up to the maximum extent permitted of a RIC under the Code. Accordingly, the Fund will, as of the end of each fiscal quarter, invest no more than 25% of Managed Assets in securities of MLPs and other entities that are “qualified publicly traded partnerships” under the Code.

The Fund generally seeks to invest no more than 10% of Managed Assets (as defined below) in any one issue and no more than 15% of Managed Assets in any one issuer, in each case, determined at the time of investment.
The Fund seeks attractive investment opportunities by investing in initial public offerings (“IPOs”) and secondary market issuances, private investment in public equity (“PIPE”) transactions and privately negotiated transactions, including pre-acquisition and pre-IPO equity issuances and investments in private companies. No more than 50% of the Fund’s portfolio will be in PIPE or other private or restricted securities at the time of investment.
The Fund invests up to 20% of its Managed Assets in investments other than mid-stream energy investments, including equity securities of issuers other than midstream energy companies.
The Fund’s investments in non-U.S. securities include securities of issuers in emerging markets. The Fund’s investments in non-U.S. securities also includes non-U.S. securities represented by American Depositary Receipts (“ADRs”), which are certificates evidencing ownership of shares of a non-U.S. issuer that are issued by depositary banks and generally trade on an established market in the United States or elsewhere.
The Fund invests, without limitation, in debt securities rated, at the time of investment, at least (i) B3 by Moody’s Investors Service, Inc. (“Moody’s”), (ii) B- by Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings (“Fitch”), or (iii) a comparable rating by another rating agency, and invests no more than 5% of its Managed Assets in debt securities rated below B3 by Moody’s, B- by S&P or Fitch or a comparable rating by another rating agency. Therefore, the Fund may invest in below investment grade debt securities. A debt security is considered below investment grade if it is rated below Baa3- by Moody’s or below BBB- by S&P or Fitch or a comparable rating by another rating agency. Below investment grade debt securities are often referred to as “high yield” securities or “junk bonds.” Below investment grade debt securities are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal. Debt securities in which the Fund invests may be of any maturity.
The Fund’s investments will be concentrated in issuers in the industry or group of industries that make up the natural resources sector, and specifically in midstream energy companies within the natural resources sector.

As used in this Prospectus, “Managed Assets” means the total assets of the Fund, minus all accrued expenses incurred in the normal course of operations other than liabilities or obligations attributable to investment leverage, including, without limitation, investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred shares or other similar preference securities and/or (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective and policies. Solely for purposes of the Fund’s 80% policy, “Managed Assets” means net assets, plus the amount of any borrowings for investment purposes.
The Fund’s investment objective and percentage parameters, including its 80% policy, are not fundamental policies of the Fund and may be changed without shareholder approval. Shareholders, however, will be notified in writing of any change at least 60 days prior to effecting any such change.
Tax Treatment of the Fund	The Fund has elected to be treated as, and intends to continue to qualify as, a RIC for U.S. federal income tax purposes. In order to qualify as a RIC, the Fund must, among other things, satisfy income, asset diversification and distribution requirements. As long as it so qualifies, the Fund will generally not be subject to U.S. federal income tax to the extent that it distributes annually its taxable income and gains. There can be no assurance that the Fund will qualify as a RIC for any given year. See “U.S. Federal Income Tax Considerations.”
Investment Adviser	The Fund’s investments are managed by its Investment Adviser, Cushing® Asset Management, LP d/b/a NXG Investment Management, whose principal business address is One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206. The Investment Adviser is a majority-owned investment advisory subsidiary of Swank Capital, LLC, a Texas limited liability company wholly owned by Jerry V. Swank, the founder of the Adviser. Certain employees of the Investment Adviser also own an interest in the Investment Adviser through NXG Cushing, LLC, a Texas limited liability company owned by such employees. The Investment Adviser was founded in 2003 and serves as investment adviser to registered and unregistered funds. As of December 31, 2024, the Investment Adviser managed approximately $1.3 billion in assets.
Distributions	The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.
In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2024, the Fund’s distributions were comprised of approximately 69% ordinary income, 31% long-term capital gains, and 0% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares.
Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.
With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.
See “Distributions.”

Dividend Reinvestment Plan	Shareholders will automatically have all distributions (including capital gain distributions and return of capital distributions) reinvested in Common Shares issued by the Fund or Common Shares of the Fund purchased on the open market in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. Common Shareholders who receive distributions in the form of additional Common Shares will be subject to the same U.S. federal income tax consequences as Common Shareholders who elect to receive their distributions in cash. See “Dividend Reinvestment Plan.”
Listing and Symbol	The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRV.” As of October 14, 2025, the net asset value of the Fund’s Common Shares was $44.62 per Common Share, and the last reported sale price for the Fund’s Common Shares on the NYSE was $44.00 per Common Share, representing a premium to net asset value of 3.24%. In connection with any offering of Rights, the Fund will provide information in the Prospectus Supplement for the expected trading market, if any, for Rights.
Special Risk Considerations

Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment.

See “Risks.”

Other Service Providers	Under a transfer agent servicing agreement among U.S. Bancorp Global Fund Services and the Fund, U.S. Bancorp Global Fund Services serves as the Fund’s transfer agent, registrar and distribution disbursing agent. U.S. Bancorp Global Fund Services (the “Administrator”) provides the Fund with administrative services. The Administrator also performs fund accounting.
U.S. Bank National Association serves as the custodian of the Fund’s securities and other assets.

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that common shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of May 31, 2025 (except as noted below). The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of common shares, would bear directly or indirectly.

Shareholder transaction expenses
Sales load (as a percentage of estimated offering price)	–%(1)
Offering expenses borne by the Fund (as a percentage of estimated offering price)	–%(1)
Dividend reinvestment Plan fees	$15.00(2)

Annual Expenses	Percentage of Net Assets Attributable to Common Shares(3)
Management fees(4)	1.68%
Interest payments on borrowed funds(5)	1.69%
Other expenses(6)	0.84%
Total annual expenses (before fee waiver)(7)	4.21%
Fee waiver(7)	(0.34%)
Net annual expenses (after fee waiver)(7)	3.88%

(1)	If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2)	There will be no brokerage charges with respect to Common Shares issued directly by the Fund. However, each participant will pay a pro rata share of brokerage commissions incurred in connection with open-market purchases. In addition, participants who request a sale of shares through the Plan Agent are subject to a $15.00 per transaction sales fee and pay a brokerage commission of $0.12 per share sold. The Fund’s transfer agent serves as Plan Agent. Fees paid by the Fund to the transfer agent are included in “Other Expenses” below, which are ultimately borne by Common Shareholders. For additional information, see “Dividend Reinvestment Plan.”

(3)	Based upon net assets attributable to common shares as of May 31, 2025.

(4)	The Fund pays the Investment Adviser an annual fee, payable monthly, in an amount equal to 1.25% of the Fund’s average weekly Managed Assets. The fee shown above is based upon outstanding leverage of 24.92% of the Fund’s Managed Assets (or 33.41% of the Fund’s net assets attributable to common shares). If leverage of more than 24.92% of the Fund’s Managed Assets (or 33.41% of the Fund’s net assets attributable to common shares) is used, the management fees, as a percentage of net assets attributable to common shares would be higher than as shown above.

(5)	Based upon the Fund’s outstanding borrowings as of May 31, 2025 of $60,315,000 million and the interest rate as of May 31, 2025, of 5.07%.

(6)	“Other expenses” are estimated based upon those incurred during the fiscal period ended November 30, 2024. Other expenses do not include expense related to realized or unrealized investment gains or losses.

(7)	The Investment Adviser has contractually agreed to waive a portion of the management fee in the amount equal to 0.25% of the Fund’s Managed Assets through 12 months after the date of effectiveness of the Registration Statement of which this Prospectus is a part. Prior to the termination date, the waiver agreement may be modified, waived or terminated only with the consent of the Board of Trustees.

EXAMPLE

As required by relevant SEC regulations, the following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 4.21% of net assets attributable to Common Shares in Year 1 and thereafter 4.21% of net assets attributable to Common Shares and (4) a 5.00% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total expenses incurred	$42	$128	$215	$438

*	The example should not be considered a representation of future expenses or returns. Actual expenses may be greater or less than those shown. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

FINANCIAL HIGHLIGHTS

The financial highlights for the past five fiscal years are derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, whose report on such financial statements, together with the financial statements of the Fund, and are incorporated herein by reference to the Annual Report.

	Fiscal Year Ended November 30, 2019(1)	Fiscal Year Ended November 30, 2018(1)	Fiscal Year Ended November 30, 2017	Fiscal Year Ended November 30, 2016	Fiscal Year Ended November 30, 2015
Per Common Share Data(2)
Net Asset Value, beginning of fiscal year	$45.36	$48.12	$14.84	$13.76	$29.70
Income from Investment Operations:
Net investment loss	(0.48)	(0.16)	(0.42)	(0.29)	(8.83)
Net realized and unrealized gain (loss) on investments	0.84	1.72	(1.31)	2.45	(4.90)
Total increase (decrease) from investment operations	0.36	1.56	(1.73)	2.16	(13.73)
Less Distributions and Dividends to Common Stockholders:
Net investment income	(4.32)	(0.04)	—	—	—
Return of capital	—	(4.28)	(1.08)	(1.08)	(2.21)
Total distributions and dividends to common stockholders	(4.32)	(4.32)	(1.08)	(1.08)	(2.21)
Net Asset Value, end of fiscal year	$41.40	$45.36	$12.03	$14.84	$13.76
Per common share fair value, end of fiscal year	$37.84	$38.88	$10.73	$12.69	$12.02
Total Investment Return Based on Fair Value(3)	8.51%	(0.58)%	(8.05)%	15.98%	(67.20)%
Supplemental Data and Ratios
Net assets applicable to common stockholders, end of fiscal year (000’s)	$69,718	$76,382	$81,002	$99,970	$92,651
Ratio of expenses (including current and deferred income tax benefit/expense) to average net assets before waiver(4)(7)			4.48%	3.91%	2.71%
Ratio of expenses (including current and deferred income tax benefit/expense) to average net assets after waiver(4)(7)	3.73%	3.35%	4.04%	3.14%	2.11%
Ratio of net investment income (loss) to average net assets before waiver(4)(7)(8)(9)	(1.40)%	(0.63)%	(2.60)%	(2.85)%	(2.19)%
Ratio of net investment income (loss) to average net assets after waiver(4)(7)(8)(9)	(1.05)%	(0.27)%	(2.16)%	(2.08)%	(1.58)%
Ratio of net investment income (loss) to average net assets after current and deferred income tax benefit/expense, before waiver(4)(7)			(3.60)%	(3.01)%	(1.30)%
Ratio of net investment income (loss) to average net assets after current and deferred income tax benefit/expense, after waiver(4)(7)			(3.16)%	(2.24)%	(0.70)%
Portfolio turnover rate	44.67%	95.57%	62.87%	97.78%	97.30%
Total borrowings outstanding (in thousands)	$28,915	$26,050	$33,650	$49,454	$43,369
Asset coverage per $1,000 of indebtedness(5)	$3,411	$3,932	$3,407	$3,021	$3,136

(1)	Per share data adjusted for 1:4 reverse stock split completed as of June 12, 2020.

(2)	Information presented relates to a share of common stock outstanding for the entire fiscal year.

(3)	The calculation assumes reinvestment of dividends at actual prices pursuant to the Fund’s dividend reinvestment plan. Total investment return does not reflect brokerage commissions.

(4)	The ratio of expenses to average net assets before waiver was 3.21%, 2.80%, 3.13%, 4.08%, and 3.71% for the fiscal years ended November 30, 2022, 2021, 2020, 2019, and 2018, respectively. The ratio of expenses (including current and deferred income tax benefit/expense) to average net assets before waiver was 4.48%, 3.91%, 2.71%, 3.41% and 4.64% for the fiscal years ended November 30, 2017, 2016, 2015, 2014 and 2013, respectively.

(5)	Calculated by subtracting the Fund’s total liabilities (not including borrowings) from the Fund’s total assets and dividing by the total borrowings.

(6)	Per share data adjusted for 1:5 reverse stock split completed as of September 14, 2015.

(7)	For the fiscal year ended November 30, 2018, the Fund accrued $0 in net current and deferred tax expense.
For the fiscal year ended November 30, 2017, the Fund accrued $972,195 in net current and deferred tax expense.
For the fiscal year ended November 30, 2016, the Fund accrued $141,294 in net current and deferred tax expense.
For the fiscal year ended November 30, 2015, the Fund accrued $1,289,093 in net current and deferred tax benefit.
For the fiscal year ended November 30, 2014, the Fund accrued $1,115,507 in net current and deferred tax expense.
For the fiscal year ended November 30, 2013, the Fund accrued $5,743,456 in net current tax expense.

(8)	The ratio of expenses (excluding current and deferred income tax expense) to average net assets before waiver was 3.48%, 3.75%, 3.60%, 2.93% and 2.18% for the fiscal years ended November 30, 2017, 2016, 2015, 2014 and 2013, respectively.
The ratio of expenses (excluding current and deferred income tax expense) to average net assets after waiver was 3.04%, 2.97%, 2.99%, 2.93% and 2.18% for the fiscal years ended November 30, 2017, 2016, 2015, 2014 and 2013, respectively.

(9)	This ratio excludes current and deferred income tax benefit/expense on net investment income.

(10)	Not annualized.

SENIOR SECURITIES

The following table sets forth information about the Fund’s outstanding senior securities as of the end of the last ten fiscal years. The information in this table for the fiscal years ended November 30, 2024, November 30, 2023, November 30, 2022, November 30, 2021 and November 30, 2020 is derived from the Fund’s financial statements audited by Ernst & Young LLP, independent registered public accounting firm for the Fund, whose report on such financial statements, together with the financial statements of the Fund, are included in the Fund’s Annual Report and are incorporated by reference herein.

Fiscal Period Ended	Title of Security	Total Principal Amount Outstanding	Asset Coverage Per $1,000 of Principal Amount
November 30, 2024	Borrowings	$48,315,000	$5,035
November 30, 2023	Borrowings	$19,315,000	$5,391
November 30, 2022*	Borrowings	$7,315,000	$13,736
November 30, 2021	Borrowings	$33,715,000	$3,399
November 30, 2020	Borrowings	$13,915,000	$5,287
November 30, 2019	Borrowings	$28,915,000	$3,411
November 30, 2018	Borrowings	$26,050,000	$3,932
November 30, 2017	Borrowings	$33,650,000	$3,407
November 30, 2016	Borrowings	$49,454,000	$3,021
November 30, 2015	Borrowings	$43,369,000	$3,136

*	On November 30, 2022 the Fund reduced its borrowings by paying down $22 million outstanding under its borrowing facility. As a result of the timing of this transaction, the Fund’s balance sheet as of November 30, 2022 includes an amount due to the Fund’s custodian of $22 million, which amount was eliminated when the pay down process was completed on December 1, 2022.

THE FUND

NXG Cushing® Midstream Energy Fund (the “Fund”) was formed as a Delaware statutory trust on May 23, 2007 and is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 Act (the “1940 Act”). The Fund commenced investment operations on August 27, 2007. The Fund’s principal office is located at One Energy Square, 4925 Greenville Avenue, Suite 1310, Dallas, Texas 75206.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three months after the completion of such offering. Prior to the time the proceeds of each offering are fully invested, such proceeds may temporarily be invested in cash, cash equivalents, or in debt securities that are rated AA or higher. Income received by the Fund from such temporary investments would likely be less than returns sought pursuant to the Fund’s investment objective and policies. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

MARKET AND NET ASSET VALUE INFORMATION

The information contained under the heading “Additional Information (Unaudited)—Market and Net Asset Value Information” in the Fund’s Annual Report is incorporated herein by reference, as supplemented by the following information:

	Market Price		Corresponding Net Asset Value Per Common Share		Corresponding Premium/(Discount) as a Percentage of Net Asset Value
Fiscal Quarter Ended	High	Low	High	Low	High	Low
February 28, 2025	$49.61	$41.20	$48.52	$41.89	2.25%	-1.65%
May 31, 2025	$44.84	$35.86	$43.92	$35.23	2.09%	1.79%
August 31, 2025	$44.44	$40.40	$43.39	$41.07	2.42%	(1.63%)

INVESTMENT OBJECTIVE AND POLICIES

The information contained under the heading “Additional Information (Unaudited)—Investment Objective and Policies” in the Fund’s Annual Report is incorporated herein by reference and is supplemented by the following information:

Illiquid Securities. As part of the Fund’s principal investment policies, the Fund may invest in illiquid securities.

USE OF LEVERAGE

The information contained under the heading “Additional Information (Unaudited)—Use of Leverage” in the Fund’s Annual Report is incorporated herein by reference and is supplemented by the following information:

Effects of Leverage

As of May 31, 2025, the Fund had outstanding indebtedness of approximately $60.3 million, which represented approximately 24.92% of the Fund’s Managed Assets (or approximately 33.41% of its net assets attributable to the Fund’s common shares). The interest rate charged on such indebtedness as of May 31, 2025 was 5.07%. Assuming that the Fund’s leverage costs remain as described above, then the incremental income generated by the Fund’s portfolio (net of estimated expenses including expenses related to the leverage) must exceed approximately 1.26% to cover such interest specifically related to the borrowing. These numbers are merely estimates used for illustration. Actual interest rates may vary frequently and in the future may be significantly higher or lower than the rate estimated above.

The following table is designed to assist the investor in understanding the effects of leverage by illustrating the effect on the return to a holder of the Fund’s common shares of leverage in the amount of approximately 24.92% of the Fund’s Managed Assets, assuming hypothetical annual returns of the Fund’s portfolio of minus 10% to plus 10%. As the table shows, leverage generally increases the return to holders of common shares when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed portfolio total return (net of expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Share total return	(17.54)%	(10.04)%	(2.54)%	4.96%	12.46%

Common share total return is composed of two elements: distributions on common shares paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying distributions or interest on its outstanding leverage) and gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table above assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a total return of 0%, the Fund must assume that the distributions it receives on its investments are entirely offset by losses in the value of those securities.

During the time in which the Fund is utilizing leverage, the amount of the fees paid to the Investment Adviser for investment advisory services will be higher than if the Fund did not utilize such leverage because the fees paid will be calculated based on the Fund’s Managed Assets, which may create a conflict of interest between the Investment Adviser and the common shareholders. Because the Fund’s leverage costs will be borne by the Fund at a specified rate, only the Fund’s common shareholders will bear the cost associated with such leverage.

RISKS

Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment. A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risk associated with such offering.

The information contained under the heading “Additional Information (Unaudited)—Risks” in the Fund’s Annual Report is incorporated herein by reference.

Additional risk factors associated with offerings pursuant to this Prospectus include:

Recent Economic Developments Risks

There have recently been significant changes to U.S. trade policies, treaties and tariffs, and in the future there may be additional significant changes. These and any future developments, and continued uncertainty surrounding trade policies, treaties and tariffs, may have a material adverse effect on global economic conditions, inflation and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict the Fund’s portfolio companies’ access to suppliers or customers, increase their supply-chain costs and expenses and could have material adverse effects on the Fund’s business, financial condition and results of operations.

Risks Associated with Offerings of Additional Common Shares

The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Fund is unable to invest the proceeds of such offering as intended, the Fund’s per Common Share distribution may decrease and the Fund may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Fund sells Common Shares at a price below net asset value per share pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate net asset value per Common Share because the sale price will be less than the Fund’s then-current net asset value per Common Share. Similarly, were the expenses of the offering to exceed the amount by which the sale price exceeded the Fund’s then current net asset value per Common Share, shareholders would experience a dilution of the aggregate net asset value per Common Share. This dilution will be experienced by all shareholders, irrespective of whether they purchase Common Shares in any such offering. See “Description of Shares—Common Shares—Issuance of Additional Common Shares.”

Additional Risks of Rights

There are additional risks associated with an offering of Rights. Shareholders who do not exercise their Rights may, at the completion of such an offering, own a smaller proportional interest in the Fund than if they exercised their Rights. As a result of such an offering, a shareholder may experience dilution in net asset value per share if the subscription price per share is below the net asset value per share on the expiration date. If the subscription price per share is below the net asset value per share of the Fund’s Common Shares on the expiration date, a shareholder will experience an immediate dilution of the aggregate net asset value of such shareholder’s Common Shares if the shareholder does not participate in such an offering and the shareholder will experience a reduction in the net asset value per share of such shareholder’s Common Shares whether or not the shareholder participates in such an offering. Such a reduction in net asset value per share may have the effect of reducing market price of the Common Share. The Fund cannot state precisely the extent of this dilution (if any) if the shareholder does not exercise such shareholder’s Rights because the Fund does not know what the net asset value per share will be when the offer expires or what proportion of the Rights will be exercised. If the subscription price is substantially less than the then current net asset value per Common Share at the expiration of a rights offering, such dilution could be substantial. Any such dilution or accretion will depend upon whether (i) such shareholders participate in the Rights offering and (ii) the Fund’s net asset value per Common Share is above or below the subscription price on the expiration date of the Rights offering. In addition to the economic dilution described above, if a Common Shareholder does not exercise all of their rights, the Common Shareholder will incur voting dilution as a result of this rights offering. This voting dilution will occur because the Common Shareholder will own a smaller proportionate interest in the Fund after the rights offering than prior to the rights offering. There is a risk that changes in market conditions may result in the underlying Common Shares purchasable upon exercise of the subscription rights being less attractive to investors at the conclusion of the subscription period. This may reduce or eliminate the value of the subscription rights. If investors exercise only a portion of the rights, the number of Common Shares issued may be reduced, and the Common Shares may trade at less favorable prices than larger offerings for similar securities. Subscription rights issued by the Fund may be transferable or non-transferable rights. In a non-transferable rights offering, Common Shareholders who do not wish to exercise their rights will be unable to sell their rights. In a transferrable rights offering, the Fund will use its best efforts to ensure an adequate trading market for the rights; however, investors may find that there is no market to sell rights they do not wish to exercise.

Anti-Takeover Provisions in the Fund’s Agreement and Declaration of Trust and By-Laws

The Fund’s Amended and Restated Agreement and Declaration of Trust, as amended (the “Declaration of Trust”), and By-Laws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Trustees. For example, the Declaration of Trust limits the ability of persons to beneficially own (within the meaning of Section 382 of the Code) more than 4.99% of the outstanding Common Shares of the Fund. This restriction was adopted in order to reduce the risk of the Fund undergoing an “ownership change” within the meaning of Section 382 of the Code, which would limit the Fund’s ability to use a capital loss carryforward and certain unrealized losses (if such tax attributes exist). See “Anti-Takeover Provisions in the Declaration of Trust” and “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws.”

In addition, as a Delaware statutory trust, the Fund is subject to the control share acquisition statute (the “Control Share Statute”) contained in Subchapter III of the Delaware Statutory Trust Act (the “DSTA”), which became automatically applicable to listed closed-end funds, such as the Fund, upon its effective date of August 1, 2022 (the “Effective Date”). The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. See “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws—Delaware Control Share Statute.”

The ownership restrictions set forth in the Declaration of Trust and the limitations of the Control Share Statute could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund and may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

MANAGEMENT OF THE FUND

The information contained under the heading “Additional Information (Unaudited)—Management of the Fund” in the Fund’s Annual Report is incorporated herein by reference, as supplemented by the following information:

The Investment Adviser has experience managing registered investment companies, unregistered investment funds and separately managed accounts since 2007 that invest in US and non-U.S, securities.

NET ASSET VALUE

The information contained under the heading “Additional Information (Unaudited)—Net Asset Value” in the Fund’s Annual Report is incorporated herein by reference.

DISTRIBUTIONS

The Fund intends to pay substantially all of its net investment income to Common Shareholders through monthly distributions. In addition, the Fund intends to distribute any net long-term capital gains to Common Shareholders at least annually. The Fund expects that distributions paid on the Common Shares will consist primarily of (i) investment company taxable income, which includes, among other things, ordinary income, net short-term capital gain and income from certain hedging and interest rate transactions, (ii) net capital gain (which is the excess of net long-term capital gain over net short-term capital loss), and/or (iii) return of capital.

The Fund’s net investment income can vary significantly over time; however, the Fund seeks to maintain a more stable monthly distribution per share. The distributions paid by the Fund for any particular month may be more or less than the amount of net investment income for that monthly period.

In any given year, there can be no guarantee the Fund’s investment returns will exceed the amount of distributions. The Fund may distribute more than the entire amount of the net investment income earned in a particular period, in which case all or a portion of a distribution may be a return of capital. Return of capital is the return of a portion of the shareholder’s original investment up to the amount of the Common Shareholder’s tax basis in their Common Shares, which would reduce such tax basis. Although a return of capital may not be taxable, it will generally increase the Common Shareholder’s potential gain, or reduce the Common Shareholder’s potential loss, on any subsequent sale or other disposition of Common Shares. The Fund’s distributions have historically included, and may in the future include, a significant portion of return of capital. For the fiscal year ended November 30, 2024, the Fund’s distributions were comprised of approximately 30% ordinary income and 70% return of capital. Accordingly, shareholders should not assume that the source of a distribution from the Fund is net income or profit, and the Fund’s distributions should not be used as a measure of performance or confused with yield or income.

Alternatively, the Fund may also distribute less than its net investment income in a particular period. The undistributed net investment income may be available to supplement future common share distributions. Undistributed net investment income is included in the Common Shares’ net asset value, and, correspondingly, distributions from net investment income will reduce the Common Shares’ net asset value.

With each distribution that does not consist solely of net investment income, the Fund will issue a notice to shareholders that will provide estimated information regarding the amount and composition of the distribution. The amounts and sources of distributions reported in each notice will be estimated, are likely to change over time and are not provided for tax reporting purposes. The final determination of such amounts will be made and reported to shareholders after the end of the calendar year when the Fund determines its earnings and profits for the year. The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during its full fiscal year and may be subject to changes based on tax regulations. The Fund will send each shareholder a Form 1099-DIV for the calendar year that will tell shareholders how to report distributions for federal income tax purposes.

The Fund reserves the right to change its distribution policy and the basis for establishing the rate of distributions at any time and may do so without prior notice to Common Shareholders.

Payment of future distributions is subject to approval by the Fund’s Board of Trustees, as well as meeting the covenants of any outstanding Indebtedness or preferred shares and the asset coverage requirements of the 1940 Act.

DIVIDEND REINVESTMENT PLAN

The information contained under the heading “Additional Information (Unaudited)—Management of the Fund—Distribution and Dividend Reinvestment Plan” in the Fund’s Annual Report is incorporated herein by reference.

DESCRIPTION OF SHARES

The following is a brief description of the terms of the securities which may be issued by the Fund. This description does not purport to be complete and is qualified by reference to the Fund’s governing documents. The Fund is a statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust dated May 23, 2007, as filed with the State of Delaware on May 23, 2007 and as amended through the date hereof.

Common Shares

The Fund is authorized to issue an unlimited number of Common Shares of beneficial interest, par value $0.001 per share. Each Common Share has one vote. Pursuant to the Declaration of Trust, when issued and paid for in accordance with the terms of this offering, the Common Shares will be fully paid and non-assessable. The Declaration of Trust provides that the Board of Trustees will have the power to cause shareholders to pay expenses of the Fund by setting off charges due from shareholders from declared but unpaid distributions owed the shareholders and/or by reducing the number of Common Shares owned by each respective shareholder. No expenses have been paid or are being paid pursuant to such provision, and the Board of Trustees has no intention to cause expenses to be paid pursuant to such provision, which in any event may only be utilized to the extent permitted by the 1940 Act.

The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing. All Common Shares are equal as to distributions, assets and voting privileges and have no conversion, preemptive or other subscription rights. The Fund will furnish annual and semi-annual reports, including financial statements, to all holders of its shares.

Unlike open-end funds, closed-end funds like the Fund do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional Common Shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Shares of closed-end funds frequently trade on an exchange at prices lower than net asset value. Because the market value of the Common Shares may be influenced by such factors as distribution levels (which are in turn affected by expenses), distribution stability, net asset value, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Fund, the Fund cannot assure you that Common Shares will trade at a price equal to or higher than net asset value in the future. The Common Shares are designed primarily for long-term investors, and you should not purchase the Common Shares if you intend to sell them soon after purchase.

Issuance of Additional Common Shares

The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Fund may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Fund of Common Shares at a price below the Fund’s then-current net asset value, subject to certain conditions. If such consent is obtained, the Fund may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below net asset value in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Fund and the applicable conditions imposed on the issuance and sale by the Fund of Common Shares at a price below net asset value will be disclosed in the Prospectus Supplement relating to any such offering of Common Shares at a price below net asset value. Until such consent of Common Shareholders, if any, is obtained, the Fund may not sell Common Shares at a price below net asset value. Because the Fund’s advisory fee is based upon average Managed Assets, the Investment Adviser’s interest in recommending the issuance and sale of Common Shares at a price below net asset value may conflict with the interests of the Fund and its Common Shareholders.

The Fund will not sell Common Shares at a price below its net asset value per Common Share (including with shareholder approval or pursuant to rights to purchase Common Shares) under this Prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to the Fund’s net asset value per share from offerings under the registration statement exceeds 15%.

Subscription Rights to Purchase Common Shares

The Fund may issue subscription rights to holders of Common Shares to purchase Common Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement to our common or preferred shareholders as of the record date that we set for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement and/or subscription certificate relating to such subscription rights. The Fund may only conduct a subscription rights offering to the extent that the Board of Trustees makes a good faith determination that the offering would result in a net benefit to existing shareholders.

The applicable Prospectus Supplement would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each Common Share;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such subscription rights offering;

●	the expected trading market, if any, for rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the Common Shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement

Transferable Rights Offering

Subscription rights issued by the Fund may be transferrable. The terms of a transferrable rights offering will fully protect shareholders’ preemptive rights, if any, and will not discriminate among shareholders (except for the possible de minimis effect of not issuing fractional rights). The distribution to Common Shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating Common Shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, Fund management will use its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering, the subscription ratio will not be less than 1-for-3, that is the holders of Common Shares of record on the record date of the rights offering will receive one right for each outstanding Common Share owned on the record date and the rights will entitle their holders to purchase one new Common Share for every three rights held (provided that any Common Shareholder who owns fewer than three Common Shares as of the record date may subscribe for one full Common Share). Assuming the exercise of all rights, such a rights offering would result in an approximately 331⁄3% increase in the Fund’s Common Shares outstanding.

Preferred Shares

The Declaration of Trust provides that the Board of Trustees may authorize and issue preferred shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without the approval of the holders of the Common Shares. Holders of Common Shares have no preemptive right to purchase any preferred shares that might be issued pursuant to such provision. Whenever preferred shares are outstanding, the holders of Common Shares will not be entitled to receive any distributions from the Fund unless all accrued distributions on preferred shares have been paid, unless asset coverage (as defined in the 1940 Act) with respect to preferred shares would be at least 200% after giving effect to the distributions and unless certain other requirements imposed by any rating agencies rating the preferred shares have been met. If the Board of Trustees determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described below, subject to applicable law and the Declaration of Trust. The Board of Trustees, without the approval of the holders of Common Shares, may authorize an offering of preferred shares or may determine not to authorize such an offering and may fix the terms of the preferred shares to be offered. As of the date of this Prospectus, the Fund has not issued any preferred shares and has no current expectation to issue preferred shares in the next 12 months.

Distributions

Holders of preferred shares will be entitled to receive cash distributions, when, as and if authorized by the Board of Trustees and declared by the Fund, out of funds legally available therefor. The Prospectus Supplement for any offering of preferred shares will describe the distributions payment provisions for those shares. Distributions so declared and payable shall be paid to the extent permitted under Delaware law and to the extent available and in preference to and priority over any distribution declared and payable on the Common Shares.

Limitations on Distributions

So long as the Fund has Indebtedness outstanding, holders of preferred shares will not be entitled to receive any distributions unless asset coverage (as defined in the 1940 Act) with respect to outstanding Indebtedness would be at least 300% after giving effect to such distributions.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the holders of preferred shares will be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per preferred share plus accrued and unpaid distributions, whether or not declared, before any distribution of assets is made to holders of Common Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by the Fund.

Voting Rights

The 1940 Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two trustees at all times. The remaining trustees will be elected by holders of Common Shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the trustees of the Fund at any time two years of distributions on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (i) adopt any plan of reorganization that would adversely affect the preferred shares, and (ii) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s sub-classification as a closed-end fund or changes in its fundamental investment restrictions. As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding.

Debt Securities

The Board of Trustees (subject to applicable law and the Declaration of Trust) may authorize an offering, without the approval of the holders of either Common Shares or preferred shares, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board of Trustees deems appropriate. The Fund currently does not expect to issue any other classes of shares, or series of shares, except for the Common Shares.

Under Delaware law and the Declaration of Trust, the Board of Trustees may cause the Fund to borrow money, without prior approval of holders of common and preferred shares to the extent permitted by the Fund’s investment restrictions and the 1940 Act. The Fund may issue debt securities or other evidence of Indebtedness (including bank borrowings or commercial paper) and may secure any such notes or borrowings by mortgaging, pledging or otherwise subjecting as security Fund assets to the extent permitted by the 1940 Act or rating agency guidelines. Any borrowings will rank senior to the preferred shares and the Common Shares. Under the 1940 Act, the Fund may only issue one class of senior securities representing Indebtedness.

Limitations

Under the requirements of the 1940 Act the Fund, immediately after any issuance of debt securities, must have “asset coverage” of at least 300% (i.e., for every dollar of Indebtedness outstanding, the Fund is required to have at least three dollars of assets). The issuance of debt securities also may result in the Fund being subject to covenants that may be more stringent than the restrictions imposed by the 1940 Act.

Voting Rights

Debt securities are not expected to have any voting rights, except to the extent required by law or as otherwise provided in any documents governing the debt securities. The 1940 Act does, in certain circumstances, grant to the lenders certain voting rights in the event of default in the payment of interest on or repayment of principal.

Capitalization

The following information regarding the Fund’s authorized shares is as of October 10, 2025:

Title of Class	Amount Authorized	Amount Held by Fund for its own Account	Amount Outstanding Exclusive of Amounts held by Fund
Common Shares of Beneficial Interest	Unlimited	None	4,628,072

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of its Board of Trustees.

The Board of Trustees is divided into two classes, with the terms of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of Trustees is elected to a two-year term. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. A Trustee may be removed from office (with or without cause) by the action of a majority of the remaining Trustees followed by a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

In addition, the Declaration of Trust requires the favorable vote of a majority of the Fund’s Board of Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Fund, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of all outstanding classes or series of shares of beneficial interest of the Fund.

The 5% holder transactions subject to these special approval requirements are: the merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder; the issuance of any securities of the Fund to any Principal Shareholder for cash, except pursuant to any automatic dividend reinvestment plan; the sale, lease or exchange of any assets of the Fund to any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or the sale, lease or exchange to the Fund or any subsidiary of the Fund, in exchange for securities of the Fund, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than $1,000,000, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

The Declaration of Trust limits the ability of persons to beneficially own (within the meaning of Section 382 of the Code) more than 4.99% of the outstanding Common Shares of the Fund and could have an anti-takeover effect on the Fund, which could decrease the Fund’s market price in certain circumstances or limit the ability of certain shareholders to influence the management of the Fund. This restriction was adopted in order to reduce the risk of the Fund undergoing an “ownership change” within the meaning of Section 382 of the Code, which would limit the Fund’s ability to use a capital loss carryforward and certain unrealized losses (if such tax attributes exist).

To convert the Fund to an open-end investment company, the Declaration of Trust requires the favorable vote of a majority of the board of the Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such amendment has been approved by 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end investment company be approved by the shareholders.

For the purposes of calculating “a majority of the outstanding voting securities” under the Declaration of Trust, each class and series of the Fund will vote together as a single class, except to the extent required by the 1940 Act or the Declaration of Trust, with respect to any class or series of shares. If a separate class vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Declaration of Trust also provides that the Fund may be dissolved and terminated upon the approval of 75% of the Trustees by written notice to the shareholders.

These provisions could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Fund. Attempts to obtain control over the Fund could have the effect of increasing the expenses of the Fund and disrupting the normal operation of the Fund. In addition, these provisions may reduce market demand for the Fund’s Common Shares, which could have the effect of increasing the likelihood that the Fund’s Common Shares trade at a discount to net asset value and increasing the amount of any such discount.

In the view of the Board of Trustees, however, these provisions offer several possible advantages, including: (1) requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid for the amount of Common Shares required to obtain control; (2) promoting continuity and stability; and (3) enhancing the Fund’s ability to pursue long-term strategies that are consistent with its investment objective and policies. The Board of Trustees has determined that provisions with respect to the Board of Trustees and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Delaware law or the 1940 Act, are in the best interest of shareholders generally. Reference should be made to the Declaration of Trust, on file with the SEC for the full text of these provisions.

In addition, as a Delaware statutory trust, the Fund is subject to the Control Share Statute contained in Subchapter III of the DSTA, which became automatically applicable to listed closed-end funds, such as the Fund, upon its Effective Date of August 1, 2022. The Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. See “Certain Provisions of Delaware Law, the Declaration of Trust and By-Laws—Delaware Control Share Statute.”

CERTAIN PROVISIONS OF DELAWARE LAW, THE DECLARATION OF TRUST
AND BY-LAWS

Classified Board of Trustees

The Board of Trustees is divided into two classes of trustees serving staggered two-year terms. Upon expiration of their current terms, Trustees of each class will be elected to serve for two-year terms and until their successors are duly elected and qualified or the Fund terminates, and each year one class of Trustees will be elected by the shareholders. A classified board may render a change in control of the Fund or removal of the Fund’s incumbent management more difficult. The Fund believes, however, that the longer time required to elect a majority of a classified Board of Trustees will help to ensure the continuity and stability of its management and policies.

Election of Trustees

The Declaration of Trust provides that the affirmative vote of the holders of a plurality of the outstanding shares entitled to vote in the election of Trustees will be required to elect a Trustee.

Number of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees will be set by the Board of Trustees. The Declaration of Trust provides that a majority of the Fund’s Trustees then in office may at any time increase or decrease the number of Trustees provided there will be at least one Trustee. As soon as any such Trustee has accepted his appointment in writing, the trust estate will vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he will be deemed a Trustee thereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Trustees will occur, until such vacancy is filled as provided, the Trustees in office, regardless of their number, will have all the powers granted to the Trustees and will discharge all the duties imposed upon the Trustees by the Declaration of Trust.

Action by Shareholders

Shareholder action can be taken only at an annual or special meeting of shareholders or by written consent in lieu of a meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

The Fund’s By-Laws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by the Board of Trustees or (3) by a shareholder of record both at the time of giving of notice and at the time of the annual meeting who is entitled to vote at the meeting and who has complied with the advance notice procedures of the By-Laws. With respect to special meetings of shareholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that Trustees will be elected at the meeting, by a shareholder of record both at the time of giving of notice and at the time of the annual meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the By-Laws.

Calling of Special Meetings of Shareholders

The Fund’s By-Laws provide that special meetings of shareholders may be called at any time by the Chairman, the President or the Trustees of the Fund. By following certain procedures, a special meeting of shareholders will also be called by the Secretary of the Fund upon the written request of the Common Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Additional Provisions of the Declaration of Trust

The Declaration of Trust provides that there shall not be applicable to the Fund, the Fund’s trustees or the Declaration of Trust the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set out or referenced in the Declaration of Trust. Notwithstanding the foregoing, no provision of the Declaration of Trust shall limit, waive or modify the duties of the Fund’s trustees, officers, members of any advisory board, investment adviser or depositor arising under the federal securities laws.

Under the Declaration of Trust and By-Laws, and under Delaware law, the Trustees, officers, employees and certain agents of the Fund are entitled to indemnification under certain circumstances against liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding to which they are made parties by reason of the fact that they are or were such Trustees, officers, employees or agents of the Fund, subject to the limitations of the 1940 Act that prohibit indemnification that would protect such persons against liabilities to the Fund or its shareholders to which they would otherwise be subject by reason of their own bad faith, willful misfeasance, gross negligence or reckless disregard of duties.

Pursuant to the Declaration of Trust, in order to bring a derivative action on behalf of the Fund a shareholder or shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. A demand shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the DSTA). Unless a demand is not required pursuant to the foregoing, shareholders eligible to bring such derivative action who hold at least 10% of the outstanding shares of the Fund must join in the request for the Board Trustees to commence such action and the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. The Fund is aware that it is the view of the Staff of the SEC that the requirement of shareholders holding 10% of the outstanding shares join in a demand request and the requirement that a shareholder making a pre-suit demand undertake to reimburse the Fund for the expense of advisers retained by the Trustees in the event that the Trustees determine not to bring such action do not apply to claims under the federal securities laws.

Delaware Control Share Statute

Because the Fund is organized as a Delaware statutory trust it is subject to the Control Share Statute contained in Subchapter III of the DSTA, which became automatically applicable to listed closed-end funds, such as the Fund, upon its Effective Date of August 1, 2022.

The Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. These thresholds are:

●	10% or more, but less than 15% of all voting power;

●	15% or more, but less than 20% of all voting power;

●	20% or more, but less than 25% of all voting power;

●	25% or more, but less than 30% of all voting power;

●	30% or more, but less than a majority of all voting power; or

●	a majority or more of all voting power.

Voting power is defined by the Control Share Statute as the power to directly or indirectly exercise or direct the exercise of the voting power of Fund shares in the election of Trustees. Whether a voting power threshold is met is determined by aggregating the holdings of the acquirer as well as those of its “associates,” as defined by the Control Share Statute.

Once a threshold is reached, an acquirer has no voting rights under the DSTA or the governing documents of the Fund with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders. Approval by shareholders requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter, excluding shares held by the acquirer and its associates as well as shares held by certain insiders of a Fund. The Control Share Statute provides procedures for an acquirer to request a shareholder meeting for the purpose of considering whether voting rights shall be accorded to control shares. Further approval by a Fund’s shareholders would be required with respect to additional acquisitions of control shares above the next applicable threshold level.

The Control Share Statute effectively allows non-interested shareholders to evaluate the intentions and plans of an acquiring person above each threshold level.

Alternatively, the Board of Trustees is permitted, but not obligated, to exempt specific acquisitions or classes of acquisitions of control shares, either in advance or retroactively. The Board of Trustees has considered the Control Share Statute. As of the date hereof, the Board of Trustees has not received notice of the occurrence of a control share acquisition nor has been requested to exempt any acquisition. Therefore, the Board of Trustees has not determined whether the application of the Control Share Statute to an acquisition of Fund shares is in the best interest of the Fund and its shareholders and has not exempted, and has no present intention to exempt, any acquisition or class of acquisitions.

If the Board of Trustees receives a notice of a control share acquisition and/or a request to exempt any acquisition, it will consider whether the application of the Control Share Statute or the granting of such an exemption would be in the best interest of the Fund and its shareholders. The Fund should not be viewed as a vehicle for trading purposes. It is designed primarily for risk-tolerant long-term investors.

The Control Share Statute does not retroactively apply to acquisitions of shares that occurred prior to the Effective Date. However, such shares will be aggregated with any shares acquired after the Effective Date for purposes of determining whether a voting power threshold is exceeded, resulting in the newly acquired shares constituting control shares.

The Control Share Statute requires shareholders to disclose to the Fund any control share acquisition within 10 days of such acquisition and, upon request, to provide any information that the Board of Trustees reasonably believes is necessary or desirable to determine whether a control share acquisition has occurred.

Some uncertainty around the general application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have found that certain control share by-laws adopted by certain closed-end funds and the opting in by certain closed-end funds to state control share statutes violated the 1940 Act. Additionally, in some circumstances uncertainty may also exist in how to enforce the control share restrictions contained in state control share statutes against beneficial owners who hold their shares through financial intermediaries. The Board has considered the Control Share Statute and the uncertainty around the general application under the 1940 Act of state control share statutes and enforcement of state control share statutes. The Board intends to continue to monitor developments relating to the Control Share Statute and state control share statutes generally.

The foregoing is only a summary of certain aspects of the Control Share Statute. Shareholders should consult their own legal counsel to determine the application of the Control Share Statute with respect to their shares of the Fund and any subsequent acquisitions of shares.

CLOSED-END FUND STRUCTURE

Closed-end funds differ from open-end management investment companies (commonly referred to as “mutual funds”). Closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. In contrast, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Although mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objective and policies. Accordingly, closed-end funds have greater flexibility than open-end funds to make certain types of investments, including investments in illiquid securities.

Shares of closed-end funds listed for trading on a securities exchange frequently trade at discounts to their net asset value, but in some cases trade at a premium. The market price may be affected by net asset value, distribution levels (which are dependent, in part, on expenses), supply of and demand for the shares, stability of distributions, trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end fund. The foregoing factors may result in the market price of the Fund’s Common Shares being greater than, less than or equal to net asset value. The Board of Trustees has reviewed the Fund’s structure in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the Fund’s shareholders. However, the Board of Trustees may periodically review the trading range and activity of the Fund’s shares with respect to their net asset value and may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Fund’s Common Shares at net asset value or the Fund’s possible conversion to an open-end mutual fund. There can be no assurance that the Board of Trustees will decide to undertake any of these actions or that, if undertaken, such actions would result in the Fund’s Common Shares trading at a price equal to or close to net asset value per share of its Common Shares.

To convert the Fund to an open-end investment company, the Declaration of Trust requires the favorable vote of a majority of the board of the Trustees followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of shares of the Fund, voting separately as a class or series, unless such amendment has been approved by 75% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund will be required. The foregoing vote would satisfy a separate requirement in the 1940 Act that any conversion of the Fund to an open-end investment company be approved by the shareholders. Following any such conversion, it is possible that certain of the Fund’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity. In the event of conversion, the Fund would be required to redeem any preferred shares then outstanding (requiring in turn that it liquidate a portion of its investment portfolio) and the Common Shares would cease to be listed on the New York Stock Exchange or other national securities exchanges or market systems. Shareholders of an open-end investment company may require the investment company to redeem their shares at any time (except in certain circumstances as authorized by or permitted under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end investment companies typically engage in a continuous offering of their shares. Open-end investment companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management. The Fund’s Board of Trustees may at any time propose the Fund’s conversion to open-end status, depending upon its judgment regarding the advisability of such action in light of circumstances then prevailing. However, based on the determination of the Board of Trustees in connection with this initial offering of the Fund’s Common Shares that the closed-end structure is desirable in light of the Fund’s investment objective and policies, it is highly unlikely that the Board of Trustees would vote to convert the Fund to an open-end investment company.

REPURCHASE OF COMMON SHARES

In recognition of the possibility that the Fund’s Common Shares might trade at a discount to net asset value and that any such discount may not be in the interest of the Fund’s Common Shareholders, the Board of Trustees, in consultation with the Investment Adviser, from time to time may, but is not required to, review possible actions to reduce any such discount. The Board of Trustees also may, but is not required to, consider from time to time open market repurchases of and/or tender offers for the Fund’s Common Shares, as well as other potential actions, to seek to reduce any market discount from net asset value that may develop. After any consideration of potential actions to seek to reduce any significant market discount, the Board of Trustees may, subject to its applicable duties and compliance with applicable U.S. state and federal laws, authorize the commencement of a share-repurchase program or tender offer. The size and timing of any such share repurchase program or tender offer will be determined by the Board of Trustees in light of the market discount of the Fund’s Common Shares, trading volume of the Fund’s Common Shares, information presented to the Board of Trustees regarding the potential impact of any such share repurchase program or tender offer, general market and economic conditions and applicable law. There can be no assurance that the Fund will in fact effect repurchases of or tender offers for any of its Common Shares. The Fund may, subject to its investment limitation with respect to borrowings, incur debt to finance such repurchases or a tender offer or for other valid purposes. Interest on any such borrowings would increase the Fund’s expenses and reduce its net income.

There can be no assurance that repurchases of the Fund’s Common Shares or tender offers, if any, will cause its Common Shares to trade at a price equal to or in excess of their net asset value. Nevertheless, the possibility that a portion of the Fund’s outstanding Common Shares may be the subject of repurchases or tender offers may reduce the spread between market price and net asset value that might otherwise exist. Sellers may be less inclined to accept a significant discount in the sale of their Common Shares if they have a reasonable expectation of being able to receive a price of net asset value for a portion of their Common Shares in conjunction with an announced repurchase program or tender offer for the Fund’s Common Shares.

Although the Board of Trustees believes that repurchases or tender offers generally would have a favorable effect on the market price of the Fund’s Common Shares, the acquisition of Common Shares by the Fund will decrease its total assets and therefore will have the effect of increasing its expense ratio and decreasing the asset coverage with respect to any preferred shares outstanding. Because of the nature of the Fund’s investment objective, policies and portfolio, particularly its investment in illiquid or otherwise restricted securities, it is possible that repurchases of Common Shares or tender offers could interfere with the Fund’s ability to manage its investments in order to seek its investment objective. Further, it is possible that the Fund could experience difficulty in borrowing money or be required to dispose of portfolio securities to consummate repurchases of or tender offers for Common Shares.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of Common Shares of the Fund. A more detailed discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. This discussion is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (“IRS”), possibly with retroactive effect. This discussion does not address any other U.S. federal tax considerations (such as estate, gift or net investment taxes) or any state, local or non-U.S. tax considerations. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any of the tax aspects set forth below. This discussion assumes that you are taxable as a U.S. person (as defined for U.S. federal income tax purposes) and that you hold Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal, state, local and foreign tax concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special provisions of the Code). The discussion set forth herein does not constitute tax advice. Investors are urged to consult their tax advisors to determine the tax consequences to them of investing in the Fund.

Taxation of the Fund

Since its inception and through the Fund’s fiscal year ended November 30, 2017, the Fund was treated as a regular corporation, or a “C” corporation, for U.S. federal income tax purposes and, as a result, unlike most investment companies, was subject to corporate income tax to the extent the Fund recognized taxable income. In conjunction with certain changes to the Fund’s non-fundamental investment policies that became effective on February 20, 2018, the Fund has managed its portfolio in a manner intended to allow the Fund to qualify as, and elected to be treated as, a RIC for U.S. federal income tax purposes beginning with the Fund’s fiscal year ending November 30, 2018. Except as otherwise expressly indicated, the remainder of this discussion assumes the Fund has qualified and will continue to qualify for taxation as a RIC for its fiscal year ending November 30, 2018, and thereafter.

In order to qualify as a RIC, the Fund must, among other things, satisfy certain income, asset diversification and distribution requirements. As long as it so qualifies, and subject to the discussion of built-in gains below, the Fund will generally not be subject to U.S. federal income tax to the extent that it distributes annually its investment company taxable income (which includes ordinary income and the excess of net short-term capital gain over net long-term capital loss) and its “net capital gain” (i.e., the excess of net long-term capital gain over net short-term capital loss). The Fund intends to distribute at least annually substantially all of such income and gain. If the Fund retains any investment company taxable income or net capital gain, it will be subject to U.S. federal income tax on the retained amount at regular corporate tax rates. In addition, if the Fund fails to qualify as a RIC for any taxable year and relief is not available, it will be subject to U.S. federal income tax on all of its income and gains at regular corporate tax rates. Furthermore, the Fund will be subject to regular U.S. federal income tax on any built-in gains that existed in its assets as of the time of its conversion to a RIC, to the extent such gains were recognized within five years of that time.

Taxation of Common Shareholders

For each taxable year the Fund is treated as a RIC for U.S. federal income tax purposes, distributions paid to you by the Fund from its investment company taxable income are generally taxable to you as ordinary income to the extent of the Fund’s current and accumulated earnings and profits. Certain properly reported distributions may, however, qualify (provided that holding period and other requirements are met by both the Fund and the Common Shareholder) (i) for the dividends received deduction in the case of corporate Common Shareholders to the extent that the Fund’s income consists of dividend income from U.S. corporations or (ii) in the case of individual Common Shareholders, as qualified dividend income eligible to be taxed at a reduced maximum rate to the extent that the Fund receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain non-U.S. corporations. There can be no assurance as to what portion of the Fund’s dividends will qualify for the dividends received deduction or for treatment as qualified dividend income.

Distributions made to you from an excess of net long-term capital gain over net short-term capital loss (“capital gain distributions”), including capital gain distributions credited to you but retained by the Fund, are taxable to you as long-term capital gains if they have been properly reported by the Fund, regardless of the length of time you have owned Common Shares. For individuals, long-term capital gains are generally taxed at a reduced maximum rate.

If, for any calendar year, the Fund’s total distributions exceed both the current taxable year’s earnings and profits and accumulated earnings and profits from prior years, the excess will generally be treated as a tax-free return of capital up to the amount of a Common Shareholder’s tax basis in the Common Shares, reducing that basis accordingly. Such distributions exceeding the Common Shareholder’s basis will be treated as gain from the sale or exchange of the Common Shares. When you sell your Common Shares, the amount, if any, by which your sales price exceeds your basis in the Common Shares is gain subject to tax. Because a return of capital reduces your basis in the Common Shares, it will increase the amount of your gain or decrease the amount of your loss when you sell the Common Shares. Generally, after the end of each year, you will be provided with a written notice reporting the amount of ordinary dividend income, capital gain distributions and other distributions (if relevant).

The sale or other disposition of Common Shares will generally result in capital gain or loss to you which will be long-term capital gain or loss if the Common Shares have been held for more than one year at the time of sale. Any loss upon the sale or exchange of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by you (including amounts credited to you as an undistributed capital gain distribution). Any loss realized on a sale or exchange of Common Shares will be disallowed if other substantially identical shares are acquired (whether through the automatic reinvestment of distributions or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date of disposition of Common Shares. In such case, the basis of the Common Shares acquired will be adjusted to reflect the disallowed loss. Present law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, under current law short-term capital gain is taxed at the U.S. federal income tax rates applicable to ordinary income, while long-term capital gain generally is taxed at a reduced maximum U.S. federal income tax rate.

Dividends and other taxable distributions are generally taxable to Common Shareholders when paid. If, however, the Fund pays you a distribution in January that was declared in the previous October, November or December to Common Shareholders of record on a specified date in one of such months, then such distribution will be treated for tax purposes as being paid by the Fund and received by you on December 31 of the year in which the distribution was declared.

Backup Withholding

The Fund may be required to withhold, for U.S. federal backup withholding purposes, on all taxable distributions to any non-corporate holders of the Common Shares who (1) do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, generally their social security number) or a certificate that such Common Shareholder is exempt from backup withholding, or (2) with respect to whom the IRS notifies the Fund that such Common Shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. In addition, the Fund may be required to withhold on distributions to non-U.S. shareholders.

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Fund and its Common Shareholders. These provisions are subject to change by legislative, judicial or administrative action, and any such change may be retroactive. A more complete discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Investors are urged to consult their tax advisors regarding the U.S. federal, foreign, state and local tax consequences of investing in the Fund.

PLAN OF DISTRIBUTION

The Fund may sell up to $500,000,000 in aggregate initial offering price of Common Shares or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchases, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

●	the names of any agents, underwriters or dealers;

●	any sales loads or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and

●	any securities exchange on which the offered Securities may be listed.

In the case of a Rights offering, the applicable Prospectus Supplement will set forth the number of Common Shares issuable upon the exercise of each right and the other terms of such rights offering.

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions and reclaiming selling concessions allowed to an underwriter or a dealer.

●	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.

●	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing or maintaining the price of the Common Shares.

●	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

●	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Investment Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum compensation to be received by any FINRA member or independent broker-dealer may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The aggregate offering price specified on the cover of this Prospectus relates to the offering of the Securities not yet issued as of the date of this Prospectus.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

OTHER SERVICE PROVIDERS

U.S. Bancorp Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, has entered into a transfer agent servicing agreement with the Fund. Under this agreement, U.S. Bancorp Global Fund Services serves as the Fund’s transfer agent, registrar and distribution disbursing agent.

U.S. Bank National Association, which is located at 1555 N. RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212, acts as custodian of the Fund’s securities and other assets.

U.S. Bancorp Global Fund Services, the Administrator, which is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s administrator pursuant to a fund administration servicing agreement. Pursuant to this agreement, the Administrator provides the Fund with, among other things, compliance oversight, financial reporting oversight and tax reporting. The Administrator acts as the Fund’s fund accountant. The Administrator will assist in the calculation of the Fund’s net asset value. The Administrator will also maintain and keep current the accounts, books, records and other documents relating to the Fund’s financial and portfolio transactions.

LEGAL MATTERS

Certain legal matters will be passed on for the Fund by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, Dallas, Texas, is the independent registered public accounting firm of the Fund and is expected to render an opinion annually on the financial statements of the Fund.

PRIVACY POLICY

In order to conduct its business, the Fund collects and maintains certain nonpublic personal information about its shareholders with respect to their transactions in shares of the Fund. This information includes:

●	information the Fund receives from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income and date of birth; and

●	information about your transactions with the Fund, its affiliates or others, including, but not limited to, your account number and balance, payment history, parties to transactions, cost basis information and other financial information.

The Fund does not disclose any nonpublic personal information about you, the Fund’s other shareholders or the Fund’s former shareholders to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. To protect your personal information internally, the Fund restricts access to nonpublic personal information about the Fund’s shareholders to those employees who need to know that information to provide services to the Fund’s shareholders. The Fund also maintains certain other safeguards to protect your nonpublic personal information.

In the event that you hold shares of the Fund through a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with nonaffiliated third parties.

$500,000,000

NXG Cushing® Midstream Energy Fund

Common Shares

Subscription Rights for Common Shares

NXG Cushing® Midstream Energy Fund

Up to 1,500,000 Common Shares

PROSPECTUS

SUPPLEMENT

July 10, 2026